FRAMEWORK AGREEMENT

(1) Transferor (Party A): (1) Name: Yang Shu Fang

Home Address: No.150, ShangCheng Area, ZhongHe Zhong Road, Hangzhou City

ID No. : 440106691130187

(2) Name: Pan Jun Qiang

Home Address: Room 202, 3rd Unit, 27th Block, GongShu Area, TangHe South Village, HangZhou city

ID No.: 330105701024061

(3) Name: Zhou Xiao Lu

Home Address: Room 1, NO. 191, 55th Block, QiuShi village, West Lake District, HangZhou City

ID No. : 3301061975003100428

(4) Name: HangSeng Electronic Holdings Company Limited (HangSeng Electronics)

Address: Floor 11, No.3588 HangSeng Building, JiangNan Road, BingJiang District, HangZhou City

Legal Representative: Huang Da Cheng

(5) Name: Chen Fei

Address: No.155, JingYuan First Area, No. 1 Street, Economy & Technology Development Area, HangZhou City

ID No.: 330625197004082380

(6) Name: Sun Hui

Home Address: NO.130, MeiLong Road, ShangHai City

ID No.: 310104780111563

(7) Name: Wang Yun Zheng

Address: DaMei, NO.071-2, DaMei Village, Xiaomei Town,LongQuan City, ZheJiang Province

ID No. : 332524196305251278

(8) Name: Jin Lan

Home Address: No.72, ZhengCheng Road, JiaDing Town, JiaDing District, ShangHai City

ID No.: 310114800703008

(II) Transferee (Party B): CHINA SAFETECH HOLDINGS LIMITED ("China SafeTech")

Address: P. O .Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Company Representative: Tu Guo Shen

(III) Party C: CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. (OTCBB: CSSTF) "CSST"

Address: P. O .Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

This Agreement has been reached by both parties on the grounds of good faith and equality with the understanding of mutual benefits, in accordance with the Company Law ("the Company Law") and Contract Law together with other related laws, rules and regulations of The People's Republic of China on the sale of Shanghai ChengFeng Digital Technology Co., Ltd 100% equity to Party B.

CLAUSE 1 DEFINATIONS

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated as follows:

1.1 "Target Company" means ShangHai ChengFeng Digital Technology Co., Ltd.

1.2 "The Articles and Memorandum of Association" means The Articles and Memorandum of Association of the Target Company governing itself and the original shareholders prior to the signing and effectiveness of this Agreement. The Articles and Memorandum of Association has been filed with The Shanghai Industry and Commerce Bureau.

1.3 "Business License" means the license which the Target Company obtained from The Shanghai Industry and Commerce Bureau and the license is still valid as at today's date.

1.4 "Shares" means the shareholdings of Party A in the Target Company registered under and approved by The Shanghai Industry and Commerce Bureau with the rights of all shareholders' interests, fixed assets, cashflow, external debt, intellectual property rights, intangible assets and other property rights.

1.5 "Restricted Stock" means the restricted shares received by Party A from Party C under this Agreement. Party C is now trading on the NASDAQ OTCBB (OTCBB:CSSTF).

CLAUSE 2 TRANSFEROR

2.1 Yang Shu Fang owns 46.26% of the Shares. He guarantees that the Target Company's registered capital is in place, no removal of the registered capital; no deficiency of shares; no third party's objections; acting as guarantor to third parties, Target Company or other shareholders; obtained injunction of the company's assets, or having any pending execution of assets.

2.2 Pan Jun Qiang owns 6.3% of the Shares. He guarantees that the Target Company's registered

capital is in place, no removal of the registered capital; no deficiency of shares; no third party's objections; acting as guarantor to third parties, Target Company or other shareholders; obtained injunction of the company's assets, or having any pending execution of assets.

2.3 Zhou Xiao Lu owns 6.3% of the Shares. She guarantees that the Target Company's registered capital is in place, no removal of the registered capital; no deficiency of shares; no third party's objections; acting as guarantor to third parties, Target Company or other shareholders; obtained injunction of the company's assets, or having any pending execution of assets.

2.4 HangSeng Electronics Holdings Limited was established on 13th December '2000 and was awarded Business License number: A510513 by HangZhou's Industry and Commerce Bureau. HangSeng owns 37% of the Shares. It guarantees that the Target Company's registered capital is in place, no removal of the registered capital; no deficiency of shares; no third party's objections; acting as guarantor to third parties, Target Company or other shareholders; obtained injunction of the company's assets, or having any pending execution of assets.

2.5 Chen Fei owns 1.26% of the Shares. He guarantees that the Target Company's registered capital is in place, no removal of the registered capital; no deficiency of shares; no third party's objections; acting as guarantor to third parties, Target Company or other shareholders; obtained injunction of the company's assets, or having any pending execution of assets.

2.6 Sun Hui owns 1.26% of the Shares. He guarantees that the Target Company's registered capital is in place, no removal of the registered capital; no deficiency of shares; no third party's objections; acting as guarantor to third parties, Target Company or other shareholders; obtained injunction of the company's assets, or having any pending execution of assets.

2.7 Wang Yun owns 1.26% of the Shares. He guarantees that the Target Company's registered capital is in place, no removal of the registered capital; no deficiency of shares; no third party's objections; acting as guarantor to third parties, Target Company or other shareholders; obtained

injunction of the company's assets, or having any pending execution of assets.

2.8 Jin Lan owns 0.36% of the Shares. She guarantees that the Target Company's registered capital is in place, no removal of the registered capital; no deficiency of shares; no third party's objections; acting as guarantor to third parties, Target Company or other shareholders; obtained injunction of the company's assets, or having any pending execution of assets.

CLAUSE 3 TRANSFREE

3.1 China SafeTech Holdings Limited was incorporated in January 2005 in the British Virgin Islands as a limited company, with its ultimate parent company China Security & Surveillance Technology Inc. listed on the NASDAQ OTCBB (OTCBB: CSSTF). Its business scope includes manufacturing, research & development and marketing of security and surveillance products.

3.2 To ensure the quick closing of this transaction, Party C can appoint representatives to act for itself in signing of this Agreement before transferring the interests under this agreement to Party B, but the aforesaid must commensurate with the capacity of the representatives and they should provide reliable performance guarantees.

CLAUSE 4 SUBJECT MATTER OF TRANSACTION

4.1 This Agreement involves the transfer of shares from Party A to Party B in the Target Company. The Target Company is a legal entity subsisting in the People's Republic of China. It was incorporated on 3rd April 2001 in ShangHai with its Business License registered under the Industry and Commerce Bureau under the address of: Shanghai City, Qinzhou North Road, No. 1122, 89th Block, 3rd Floor, with its chief representative as: Yang Shu Fang. There are no other registered shareholders other

than Party A. The main businesses of the Target Company are computer hardware and software implementation, integration and information technology related services, research & development, technology transfer, provision of technical services and related products, security & surveillance products, telecommunications equipment sales, exporting of own manufactured products and importing of mechanical equipments, spare parts, raw materials for the company's usage. At present, the Target Company has interests in the following subsidiaries: ShangHai ChengFeng Digital Equipment Limited (90%), Shanghai ChengFeng Public Safety Prevention Technology Company (70%), and, WuXi ChengFeng OuNiKe Technology Limited (51%) ("Wuxi ChengFeng"). The Target Company also has associated interests in the following companies : Shanghai YiRuiDa Digital Technology Company Ltd (36.5%), Wuxi HengHua Technology Development Company Ltd (5%) ("WuXi HengHua"), and, JiuJiang HengSheng ZhiYe Limited Liability Company (15%) ("JiuJiang HengSeng"). Wuxi HengHua, JiuJiang HengSheng and Wuxi ChengFeng are excluded in the present transaction. All parties have come to an agreement that after the acquisition of the Target Company, the following arrangements will be made for the above three companies: (I) Party A will make arrangement for the Target Company to transfer the shares of Wuxi ChengFeng and JiuJiang HangSheng to a third party appointed by the shareholders of the two companies at the original investment price. (II) The Target Company will transfer 41% of Wuxi ChengFeng shares to the parent company of HangSeng Electronics ----- HangSeng Electronics Holdings Limited at the original investment price. HangSeng Electronics shall commit to ensure that its parent company HangSeng Electronics Holdings Limited after buying back the shares, it will make arrangements between WuXi ChengFeng and the Target Company to sign a strategic alliance agreement agreeing that the Target Company will buy the products at not more than 10% of the gross profit plus manufacturing costs.

4.2 Party A and Party B both recognize that Party A's transferring of 100% ownership in the Target Company is the subject matter in the present transaction, which includes, inter alia, all the assets,

capital, rights and interests, etc., of the Target Company (except those matters which both parties agree not to include in this Agreement). The aforesaid matters shall be valued and audited by registered US business valuation firm and US certified public accounting firm.

4.3 Both Party A and Party B confirm that Party A's 100% ownership will be ultimately transferred to CSSTF.

4.4 Provided that it would not affect the smooth progressing of the present transaction, Party B will sign separate agreements with the Target Company, its subsidiaries and associated companies for the matters concerning the Target Company, its subsidiaries, its investment in associated companies, and matters involving the equity interests of the senior management and technical personnel of the aforesaid parties. In the circumstances, Party A shall not intervene in those arrangements.

CLAUSE 5 TRANSFER TERMS & CONDITIONS

5.1 Party A & Party B agree that Party A will act according to the terms and conditions of this Agreement by transferring the Shares to Party B. Party B will act according to the terms and condition of this Agreement and acquire the Shares. The effective date of transfer shall be the date of signing of this Agreement (hereafter referred as the "Date of Transfer").

5.2 Immediately after the Date of Transfer:

(1) US chartered business valuation firm and US Chartered Public Accounting firm will issue their respective reports for the present transaction;

(2) The net asset value, annual turnover and net profit of the Target Company for the year end 2005 shall be above RMB¥20 Million, above RMB¥50 Million and above RMB¥5 Million respectively as stated in the aforesaid professional reports.

(3) This transaction has been approved by the Target Company's shareholders' meeting under the provisions of the Company's Law.

(4) After completion of the present transaction, the legal liabilities existing before the Date of Transfer in respect of all unsettled labor disputes, bad debts, resulting losses in distress assets, debt disputes and contingent liabilities of the Target Company shall be responsible by Party A. Party A shall also be responsible for all economic losses including, inter alia, if the net asset value for the year end of 2005 of the Target Company be lesser than RMB¥20 Million, it shall cover the shortfall to make it to RMB¥20 Million.

5.3 After the Date of Transfer, Party B shall have the rights of merging the profits of the Target Company into its group financials and to be responsible for all obligations arising from the transaction. Also, Party B has the right to appoint new management officers or to order existing personnel to take over the Target Company's corporate management, documentation and financial documents. As a result of the transaction, Party A shall not have any rights as a shareholder on and after the Date of Transfer, but it shall be responsible for all obligations in relation to the present transaction under this Agreement.

CLAUSE 6 PAYMENT AND TRANSFER PROCEDURES

6.1 The total consideration for the present transaction is RenMinBi One Hundred and Twenty Million Only (RMB¥120,000,000), of which RenMinBi Sixty Million (RMB¥60,000,000) is in cash and RenMinBi Sixty Million (RMB¥60,000,000) shall be payable in CSSTF's cash equivalent Restricted Stocks.

6.2 Within five working days after date of execution of this Agreement, Party B shall pay the total deposit money of RenMinBi Ten Million (RMB¥10,000,000) to the designated bank account of Party A. The Target Company shall forthwith after receiving the aforesaid money return RenMinBi Two Million (RMB¥2,000,000) (money already received on 18th May 2006) to Party B.

6.3 On the date when Party A received the receipt of acknowledgement of request for changing

of ownership of the Target Company from the Shanghai Industry and Commerce Bureau, the balance of RenMinBi Fifty Million (RMB¥50,000,000) shall be payable by Party B to Party A's designated bank account.

6.4 Immediately after Party B has fulfill its obligations as stated in paragraphs 6.2 and 6.3, Party C shall within 90 days then issue Restricted Stocks of CSSTF equivalent to RenMinBi Sixty Million (RMB¥60,000,000) to Party A or Party A's nominees. The number of shares issuable shall be calculated by the total cash price (ie RMB¥60,000,000) divides by the 20 days' average Closing price of CSSTF before the date of this Agreement. Also, Party A (except HangSeng Electronics) shall pledge a part of its Restricted Stocks equivalent to RenMinBi Twenty Million (RMB¥20,000,000) to Party B under Party B's possession. Party A (except HangSeng Electronics) warrants that the audited net profit of the Target Company for the year end of 2006 shall be between RenMinBi Ten Million (RMB¥10,000,000) to RenMinBi Fifteen Million (RMB¥15,000,000). If the outcome figure is between RMB¥10,000,000 to RMB¥11,999,999 , then part of the pledge of stocks equivalent to RenMinBi Five Million (RMB¥5,000,000) shall be released to Party A (except HangSeng Electronics); if the outcome figure is between RMB¥12,000,000 to RMB¥14,999,999 , then part of the pledge of stocks equivalent to RenMinBi Seven and a half Million (RMB¥7,500,000) shall be released to Party A (except HangSeng Electronics); if the outcome figure is above RMB¥15,000,000(inclusive) , then part of the pledge of stocks equivalent to RenMinBi Ten Million (RMB¥10,000,000) shall be released to Party A (except HangSeng Electronics). Also, Party A (except HangSeng Electronics) further warrants that the audited net profit of the Target Company for the year end of 2007 shall be between RenMinBi Sixteen Million (RMB¥16,000,000) to RenMinBi Twenty-Five Million (RMB¥25,000,000). If the outcome figure is between RMB¥16,000,000 to RMB¥19,999,999 , then part of the pledge of stocks equivalent to RenMinBi Five Million (RMB¥5,000,000) shall be released to Party A (except HangSeng Electronics); if the outcome figure is between RMB¥20,000,000 to RMB¥24,999,999 , then part of the pledge of

stocks equivalent to RenMinBi Seven and a half Million (RMB¥7,500,000) shall be released to Party A (except HangSeng Electronics); if the outcome figure is above RMB¥25,000,000(inclusive) , then part of the pledge of stocks equivalent to RenMinBi Ten Million (RMB¥10,000,000) shall be released to Party A (except HangSeng Electronics).

CLAUSE 7 RELATED OBLIGATIONS

7.1 Party A and Party B shall observe all the obligations in this Agreement in accordance with the provisions of the Company Law.

7.2 Party A shall use its best endeavors in assisting Party B in all procedures and documents in respect of applying for the change in ownership in the Target Company. It should be Party A's direct reason(s) in affecting Party B in governing and applying for the change in ownership in the Target Company. If that being the case(s), Party A shall in breach of this Agreement and assume all liabilities then.

7.3 Once Party A has fulfilled all obligations (in different stages) as stipulated in Clause 6 above, Party B and Party C shall not without any reason refuse to pay the cash and stock considerations to Party A.

7.4 If Party B (except due to the default of Party B) rescinds this Agreement in accordance with the law or terms under this Agreement, Party A shall not disagree or refuse to cooperate with Party B and Party C to recover the cash and stock (whether issued or not) compensation which has already been paid and issued to Party A.

CLAUSE 8 REPRESENTATIONS AND WARRANTIES

8.1 As a transferor, Party A represents and warrants as follows (the representation and warranties under Clauses 8.1.4, 8.1.5, 8.1.7 and 8.1.9 of this Agreement shall be regard as made by each

transferors, namely, Yang Shu Fang, Pan Jun Qiang, Zhou Xiao Lu, the Hang Seng Electronic Company Limited, Chen Fei, Sun Hui, Wang Yun Zheng and Jin Lan individually):

8.1.1 All the information, materials and document of proof of the Target Company supplied by Party A to Party B shall be real, accurate and legal. Party A has already provided all relevant important information and materials with regard to this transaction to Party B or some of which has been reflected accurately in this Agreement.

8.1.2 The Target Company, its subsidiaries and all associated companies are legally established and subsisting under the Laws of China.

8.1.3 The signing and performing of this Agreement of Party A with Party B shall not be in breach of any The Articles and Memorandum of Association and documents of the Target Company. Moreover, Party A has got all necessary consent and authorization of its shareholders and BOD with regard to the present transaction.

8.1.4 The signing and performing of this Agreement of Party A with Party B shall not be in breach of any agreement signed with third party(ies) of Party A

8.1.5 In order to perform the obligations under this Agreement, Party A has taken and will take (as the case maybe) all necessary corporate actions.

8.1.6 In order to perform the obligations under this Agreement, Party A shall procure that the Target Company has taken and will take (as the case maybe) all necessary corporate actions.

8.1.7 Party A has the sole legal ownership of the Target Company free from existence of any pledge, guarantee, warranty and other third party interests, third party objections, judgments and/or execution.

8.1.8 Party A shall be fully responsible for all related liabilities, whether civil and criminal in nature, which may exist in the Target Company on or before the Date of Transfer.

8.1.9 Party A shall warrant that it does not commit the matters that would affect the original

shareholders of itself and/or adversely affect the present transaction and/or would induce the Target Company to assume any liability.

8.1.10 Party A shall warrant that the Target Company does not commit the matters that would affect the original shareholders of itself and/or adversely affect the present transaction and/or would induce the Target Company to assume any liability.

8.1.11 After signing of this Agreement, Party A shall not make any intentional artificial adverse change to the operation of the Target Company (force majeure excepted). In case of any matter leading to important changes in operation in the Target Company, Party A shall forthwith notify Party B.

8.1.12 Party A warrants that the effects of accounts receivables and other receivables in the audited accounts of the Target Company would not lead the net asset value of the Target Company be lowered then RMB¥20,000,000. Otherwise Party A shall make up for the losses until the net asset value of the Target Company of RMB¥20,000,000 is reached.

8.1.13 Party A (except Hang Seng Electronics) warrants its obligations under Clause 6.4 of this Agreement: it agrees to pledge its stocks for the amount equal to RMB¥20,000,000 to Party B temporarily.

8.1.14 Yang Shufang promises to continue to serve as the CEO of the Target Company and to maintain the company's stability.

8.2 Party B (and Party C as the case maybe) represents and warrants as follows:

8.2.1 Party B and Party C are legal subsisting entities under the laws of the British Virgin Islands and are capable of assuming their legal responsibilities independently.

8.2.2 The signing and performing of this Agreement of Party B shall not be in breach of any law, regulation, internal constitution, documents and/or any agreement signed with third party(ies) of Party B. Moreover, Party B has got all necessary consent and authorization of its shareholders and BOD with regard to the present transaction.

8.2.3 In order to perform the obligations under this Agreement, Party B has taken all necessary corporate actions and has got all necessary approvals under legal requirement.

8.2.4 Party C shall take all necessary actions in timely reporting to the US Security and Exchange Commission after this Agreement has come into force.

8.2.5 Party B warrants after acquiring the Target Company it will continue to retain the internal organizational structure, expand its branding, fully support its business development as well as providing funding to the operation according to reality to the Target Company.

8.2.6 Party B warrants after acquiring the Target Company, employees from the Target Company can elect to remain in his/her post voluntarily provided that it would not affect the continuing development of the Target Company. The arrangement with the senior management personnel and technical staff shall be dealt with separately forthwith after closing of the present transaction and Party B further warrants that the terms of those aforesaid mentioned staff shall not be lowered than the existing employment terms.

8.2.7 Party C warrants after the closing of the present transaction the present legal representative of the Target Company, Yang Shufang, shall be the director and COO of CSSTF.

8.2.8 In order to support Party A to meet the net profit target of 2006, Party B shall provide adequate operational funds to the Target Company and matters concerning the actual amount and the exact time to provide shall be dealt with separately.

8.2.9 Party C warrants to issue the Restricted Stocks of CSSTF to Party A in the timeframe as stipulated in this Agreement. The Restricted Stocks are subject to Rule 144 of the Securities Act of USA (as amended) and not otherwise. After Party A acquired the Restricted Stocks, Party C warrants not to hinder Party A in any way to sell the stocks (except those rules under Rule 144 as aforesaid). Party C also warrants that after Party A acquired the Restricted Stocks for one year the stocks would become freely tradable stocks within 6 months after that. Party A shall bear all costs in relation to the

aforesaid.

8.2.10 Party B and Party C warrant that they have supplied (under this Agreement) and shall supply those information in relation to the present transaction to Party A with respect to its legal subsistence and the legal requirement (as amended) under Rule 144.

8.2.11 Party B and Party C warrant that the fulfillment of Party C in issuing the Restricted Stocks to Party A shall discharge the payment obligation of Party B under Clause 6.4 of this Agreement.

Party B warrants that Party C shall substitute Party B to issue the Restricted Stocks under Clause 6.4 of this Agreement.

CLAUSE 9 EFFECTIVENESS OF AGREEMENT AND LIABLITIES FOR BREACH

9.1 This Agreement shall become effective after signing by all parties.

9.2 Any party hereto shall be deemed in breach of this Agreement if such party makes false or wrong representation(s) and/or warranty(ies), and/or, fails to perform any representation and/or warranty under this Agreement timely and properly.

9.3 Any party hereto shall be deemed in breach of this Agreement if such party fails to perform any representation and/or warranty under this Agreement.

9.4 The party in breach shall not only need to fulfill the other obligations stipulated in this Agreement, but shall also pay to the other party RMB ¥10,000,000 as indemnity and shall compensate other party(ies) for all liquidated and unliquidated damages as a result of the breach.

9.5 Party B has the right to terminate this Agreement if the present transaction cannot be done as a result of breaching of term(s) of this Agreement by Party A. In this case, Party A shall also return the paid money (double the amount) and transferred stocks to Party B and to assume their obligations

under Clause 9.4.

9.6 If Party B and Party C are in breach of its payment obligations (both cash and stocks portions) under Clause 6, Clause 8.2.9 and Clause 8.2.11, it shall pay to Party A an additional 0.05%/day's penalty money for the unpaid portion of cash and/or stocks. If the aforesaid lasts for more than 30 days(inclusive), Party A has the right to terminate this Agreement and to forfeit the deposit money and to claim its rights under Clause 9.4.

9.7 If the audited revenue and net profit figures for the year end of 2005 of the Target Company be lowered then RMB¥50,000,000 and RMB¥5,000,000, and/or, the net asset value in the valuation report be lowered then RMB¥20,000,000, then this Agreement shall automatically terminated. Party A shall forthwith return all monies and stocks which Party B and C have given to Party A.

9.8 After signing of this Framework Agreement, Yang Shu Fang, Pan Jun Qiang, Zhou Xiao Lu, HangSeng Electronics, Chen Fei, Sun Hui, Wang Yun Zheng and Jin Lan shall sign individual Formal Agreement with Party B and Party C. If any matter in relation to breaching of contract commits by any aforesaid individual party, that party shall bear the liability individually but not jointly (by all parties).

CLAUSE 10 FORCE MAJEURE

10.1 Should either party to this Agreement cannot fulfill either one or more of its obligations under this Agreement by reason(s) of force majeure, such as fire, flooding, earthquake or other unforeseenable and/or unavoidable events, the party shall be exempted from all liabilities as a result of the happening of force majeure.

10.2 Except for the matter concerning unable to issue CSSTF's stocks under Clause 6.4, any party shall has the right to terminate this agreement and to restore to the original state of this Agreement whenever any party or parties lose(s) its/their interests under this Agreement because of changes in legislation, government administration order or specific administration act of government.

10.3 Any party suffered from force majeure shall notify the other party in writing and duly delivered to the other parties to this Agreement within 12 days after the happening of the event of force majeure.

10.4 When occurrence of force majeure event happens, all parties to this Agreement shall immediately decide together whether or not to delay the performance of this agreement to a future day or to terminate this Agreement.

10.5 If any party delay or unable to perform all or part of the clauses of this Agreement exceed 30 days as a result of the influence of event of force majeure, the other parties shall have the right to rescind this Agreement, and all parties shall take all necessary actions to restore the rights and obligations of all parties to their respective original positions.

CLAUSE 11 JURISDICTION

11.1 The Agreement shall be governed by the Laws of The People's Republic of China.

11.2 Any dispute arising from this Agreement shall be settled through peaceful negotiations among the parties. In the event that no settlement can be reached peaceful negotiations, the case(s) shall be submitted to the courts in Shenzhen.

CLAUSE 12 NOTICE

12.1 Any notice or other communications that one party issued to the other party under this agreement (collectively "Communications"), including but not limited to the required communication under this Agreement, shall be sent in written form by the issuing parties in either: (1) personal service; (2) registered post; (3) facsimile delivery and confirm by registered post.

12.2 Communications which Clause12.1 specified will be effective in accordance with the following stipulated address, fax number or any new addresses notified to the other parties under

Clause12.4.

Party A:

(1) Name: Yang Shufang

Address: Shanghai City, Qinzhou North Road, No. 1122, 89th Block, 3rd Floor

Fax: 021-54262933

(2) Name: Pan Jun Qiang

Address: Shanghai City, Qinzhou North Road, No. 1122, 89th Block, 3rd Floor

Fax: 021-54262933

(3) Name: Zhou Xiao Lu

Address: Shanghai City, Qinzhou North Road, No. 1122, 89th Block, 3rd Floor

Fax: 021-54262933

(4) Name: HangSeng Electronic Holdings Company Limited

Address: Floor 11, No.3588 HangSeng Building, JiangNan Road, BingJiang District, HangZhou City

Fax: 0571-28829703

(5) Name: Chen Fei

Address: Shanghai City, Qinzhou North Road, No. 1122, 89th Block, 3rd Floor

Fax: 021-54262933

(6) Name: Sun Hui

Address: Shanghai City, Qinzhou North Road, No. 1122, 89th Block, 3rd Floor

Fax: 021-54262933

(7) Name: Wang Yun Zheng

Address: Shanghai City, Qinzhou North Road, No. 1122, 89th Block, 3rd Floor

Fax: 021-54262933

(8) Name: Jin Lan

Address: Shanghai City, Qinzhou North Road, No. 1122, 89th Block, 3rd Floor

Fax: 021-54262933

Party B: CHINA SAFETECH HOLDINGS LIMITED

Address: 4/F, East 3/B, Saige Science & Technology Park, Huaqiang, Shenzhen, PR China 518028

Fax: 0755-83767379

Party C: CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Address: 4/F, East 3/B, Saige Science & Technology Park, Huaqiang, Shenzhen, PR China 518028

Fax: 0755-83767379

12.3 Unless otherwise agreed, all Communications shall be effective in the happening of the earliest situation below: (1) if by personal service, the date of receiving of the matter; (2) if send by registered post, the 12th date after issuing (based on the postmark date); (3) if send by fax, two working days after sending out of fax.

12.4 Any party of this Agreement may at any time using the aforesaid means to notify the other parties the change of its name, address and/or fax number.

CLAUSE 13 SPECIAL CLAUSES

13.1 This Agreement shall come into force forthwith once it is signed by all parties. The essence and spirit of this Agreement will not be changed, except for the cases that the law in China stipulates or it is strictly necessary that the Clause(s) of this Agreement should be amended. If the aforesaid happens, all parties shall sign Supplemental Agreement(s) but they shall not violate the essence ad spirit of this Agreement.

13.2 Party B shall sign separate agreement(s) with all subsidiaries and associated companies of the Target Company concerning all share distribution and third parties' interests. Such agreements shall come into effect after Party B acquires the ownership of the Target Company.

13.3 All taxes, government fees and stamp duties(if any) incurred from the preset transaction shall be borne by all parties in accordance with each individual party's statutory responsibility.

13.4 Each party to this Agreement shall keep all information ("confidential information") confidential and shall not disclose and release the technology know-how, customers, business channels commercial secrets, proprietary technology, intellectual property and other information obtained directly and/or indirectly in this Agreement to any third party(ies) anytime during the course of negotiation, termination and execution of this Agreement for any purpose other than the purposes of this Agreement.

13.5 This Agreement and its annexes (if any) constitute an agreement between all the parties, and it replaces any prior oral or written agreements, memorandum of understanding and communication.

13.6 Unless the terms of this Agreement become null and void and thus affecting other terms of this Agreement, otherwise no matter concerning null and void of some terms of this Agreement shall affect other provisions of this Agreement. To the extent possible, the null and void provisions shall be replaced by other provisions having similar meanings.

13.7 The waiver or delaying in exercising of one or more right(s) by any party in this Agreement shall not mean that this party shall waive all its other rights and/or to waive its same rights under other or similar situations in this Agreement.

CLAUSE 14 OTHERS

14.1 This Agreement shall be effective by signing by and all parties and/or their authorized representatives, sealed by the corporate seal(s) and/or seal with fingerprints.

14.2 Any amendment to this Agreement shall be by means of Supplemental Agreement or in writing to all parties. All amended Agreement(s) and supplemental document(s) shall be effective component(s) to this Agreement.

14.3 This Agreement is written in both English and Chinese languages. If any discrepancy(ies) arises between the two versions, the Chinese version prevails.

This Agreement is signed in 10 original copies. Party A gets 6 copies, Party B gets 2 copies and the remaining copies will be used for the necessary official use. All copies have the same legal effect.

Party A

1. Yang Shu Fang

(sd.) /s/

2、Pan Jun Qiang

(sd.) /s/

3. Zhou Xiao Lu

(sd.) /s/

4. HangSeng Electronic Holdings Company Limited

(sd.) /s/

5. Chen Fei

(sd.) /s/

6. Sun Hui

(sd.) /s/

7. Wang Yun Zheng

(sd.) /s/

8. Jin Lan

(sd.) /s/

Party B

CHINA SAFETECH HOLDINGS LIMITED

(sd.) /s/

Party C

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

(sd.) /s/

6th July 2006 at Shenzhen